MDU RESOURCES GROUP, INC.
List of Subsidiaries
(effective December 31, 2015)

Jurisdiction of
Subsidiaries	Formation

1250 Gladding Road, LLC	Delaware
Alaska Basic Industries, Inc.	Alaska
Ames Sand & Gravel, Inc.	North Dakota
Anchorage Sand and Gravel Company, Inc.	Alaska
Baldwin Contracting Company, Inc.	California
BEH Electric Holdings, LLC	Nevada
Bell Electrical Contractors, Inc.	Missouri
BMH Mechanical Holdings, LLC	Nevada
Bombard Electric, LLC	Nevada
Bombard Mechanical, LLC	Nevada
Capital Electric Construction Company, Inc.	Kansas
Capital Electric Line Builders, Inc.	Kansas
Cascade Natural Gas Corporation	Washington
Centennial Energy Holdings, Inc.	Delaware
Centennial Energy Resources International, Inc.	Delaware
Centennial Energy Resources LLC	Delaware
Centennial Holdings Capital LLC	Delaware
Central Oregon Redi-Mix, LLC	Oregon
CGC Resources, Inc.	Washington
Concrete, Inc.	California
Connolly-Pacific Co.	California
Continental Line Builders, Inc.	Delaware
Coordinating and Planning Services, Inc.	Delaware
D S S Company	California
Desert Fire Holdings, Inc.	Nevada
Desert Fire Protection, a Nevada Limited Partnership	Nevada
Desert Fire Protection, Inc.	Nevada
Desert Fire Protection, LLC	Nevada
Duro Electric, LLC	Delaware
E.S.I., Inc.	Ohio
Fairbanks Materials, Inc.	Alaska
Fidelity Exploration & Production Company	Delaware
Fidelity Oil Co.	Delaware
Frebco, Inc.	Ohio
FutureSource Capital Corp.	Delaware
Granite City Ready Mix, Inc.	Minnesota
Hamlin Electric Company	Colorado
Harp Engineering, Inc.	Montana

Hawaiian Cement, a partnership	Hawaii
ILB Hawaii, Inc.	Hawaii
Independent Fire Fabricators, LLC	Nevada
Intermountain Gas Company	Idaho
International Line Builders, Inc.	Delaware
InterSource Insurance Company	Vermont
Jebro Incorporated	Iowa
JTL Group, Inc. (Montana corporation)	Montana
JTL Group, Inc. (Wyoming corporation)	Wyoming
Kent’s Oil Service	California
Knife River Corporation	Delaware
Knife River Corporation – North Central	Minnesota
Knife River Corporation – Northwest	Oregon
Knife River Corporation – South	Texas
Knife River Dakota, Inc.	Delaware
Knife River Hawaii, Inc.	Delaware
Knife River Marine, Inc.	Delaware
Knife River Midwest, LLC	Delaware
KRC Holdings, Inc.	Delaware
LME&U Holdings, LLC	Nevada
Lone Mountain Excavation & Utilities, LLC	Nevada
Loy Clark Pipeline Co.	Oregon
LTM, Incorporated	Oregon
MAAK Holdings, Inc.	Nevada
MDU Brasil Ltda.	Brazil
MDU Construction Services Group, Inc.	Delaware
MDU Energy Capital, LLC	Delaware
MDU Holdings, LLC	Delaware
MDU Industrial Services, Inc.	Delaware
MDU Resources International LLC	Delaware
MDU Resources Luxembourg I LLC S.a.r.l.	Luxembourg
MDU Resources Luxembourg II LLC S.a.r.l.	Luxembourg
MDU United Construction Solutions, Inc.	Delaware
Midland Technical Crafts, Inc.	Delaware
Nevada Solar Solutions, LLC	Delaware
Nevada Valley Solar Solutions I, LLC	Delaware
Nevada Valley Solar Solutions II, LLC	Delaware
Northstar Materials, Inc.	Minnesota
On Electric Group, Inc.	Oregon
Pouk & Steinle, Inc.	California
Prairie Cascade Energy Holdings, LLC	Delaware
Prairie Intermountain Energy Holdings, LLC	Delaware
Prairielands Energy Marketing, Inc.	Delaware
Rocky Mountain Contractors, Inc.	Montana
USI Industrial Services, Inc.	Delaware
Wagner Group, Inc., The	Delaware

Wagner Industrial Electric, Inc.	Delaware
Wagner-Smith Company, The	Ohio
Wagner-Smith Equipment Co.	Delaware
Wagner-Smith Pumps & Systems, Inc.	Ohio
WBI Canadian Pipeline, Ltd.	Canada
WBI Energy Midstream, LLC	Colorado
WBI Energy Services, Inc.	Delaware
WBI Energy Transmission, Inc.	Delaware
WBI Energy Wind Ridge Pipeline, LLC	Delaware
WBI Energy, Inc.	Delaware
WBI Holdings, Inc.	Delaware
WHC, Ltd.	Hawaii